USANA Health Sciences Announces
Strategic Acquisition of Hiya Health
Hiya is a fast-growing, emerging leader of high-quality children’s health & wellness products.

Broadens USANA’s reach into the highly attractive direct-to-consumer channel driven by Hiya’s powerful subscription model with runway for sustainable future growth.

Expected to be immediately accretive to 2025 adjusted EBITDA.

9/30/2024 LTM net sales of $103 million, LTM net income of $19 million, and LTM adjusted EBITDA of $22 million.

The Company will discuss the transaction during a conference call on Monday, December 23, 2024, at 5:00 PM ET.

SALT LAKE CITY, December 23, 2024 (BUSINESS WIRE)—USANA Health Sciences, Inc. (NYSE: USNA) (the “Company,” “USANA”), today announced its acquisition of a 78.8% controlling ownership stake in Hiya Health Products, LLC (“Hiya”), a leading direct-to-consumer provider of high-quality children’s health & wellness products. The $205 million cash transaction closed on December 23, 2024 and is anticipated to be accretive to USANA’s 2025 adjusted EBITDA. For the last twelve months ended September 30, 2024 (unaudited), Hiya generated net sales of $103 million, net income of $19 million, and adjusted EBITDA of $22 million. As of September 30, 2024, Hiya had more than 200,000 customers.

“The Hiya brand is a natural fit for USANA and this acquisition represents a key strategic milestone for our business,” said Jim Brown, President and Chief Executive Officer of USANA

Health Sciences, Inc. “Hiya’s co-founders, Darren Litt and Adam Gillman, have disrupted the children’s health and wellness market by building a high quality, better-for-you brand that aligns with our vision of creating the healthiest family on Earth. This strategic acquisition adds a diversified layer of growth to USANA’s overall business, while maintaining our commitment to our core direct sales business, where we continue to invest in initiatives to drive growth. Notably, this acquisition will allow USANA to reach a broader audience by diversifying distribution channels through Hiya, which we believe will enhance our ability to generate sustainable long-term growth and deliver value for our stakeholders. Darren and Adam will continue to lead Hiya through its next phase of growth. Their leadership and expertise is instrumental to Hiya’s business, which is now part of USANA’s mission and strategic objectives.”

Darren Litt, co-founder and CEO of Hiya, commented, “Today represents an exciting chapter for Hiya and we are thrilled to join the USANA family. As parents ourselves, we recognized that so many wellness companies did not prioritize our children’s health interests, so we created Hiya to give families the very best in clean, honest nutrition. With the help of USANA's extensive capabilities, support and international expertise, we can now extend that commitment to create healthy products for more families in more countries. USANA and Hiya share a deep commitment to improving the lives of families everywhere by providing the best nutritional products possible, and we look forward to continuing this exciting journey as part of USANA.”

Strategic Rationale
•Fast-Growing, Emerging Leader in the Children’s Health and Wellness Market. The acquisition of Hiya provides the opportunity for USANA to expand its presence in the children’s health & wellness market through Hiya. For the last twelve months ended September 30, 2024, Hiya’s net sales of $103 million grew 50% as compared to fiscal year 2023. For fiscal year 2025, the Company currently anticipates Hiya’s net sales growth to approach 30% year-over-year.

•Strengthens USANA’s Financial Profile. Hiya offers a compelling subscription model with attractive margins, profitability, and cash flow generation, which is expected to enhance the Company’s ability to deliver long-term growth and drive shareholder value. Hiya’s domestic profitability diversifies USANA’s geographic sales mix and is anticipated to lower the Company’s consolidated effective tax rate and create a more tax-efficient structure.
•Presents Opportunity to Accelerate Growth and Enhance Profitability by Leveraging Synergies. Over the next several years, USANA and Hiya will work together to take advantage of identified synergies, assets and expertise across both companies to create efficiencies, and to accelerate growth and profitability. For example, there are opportunities for Hiya to leverage USANA’s significant manufacturing and international expansion expertise. Similarly, USANA may leverage Hiya’s market data insights, marketing expertise, and children-focused products within its direct sales channel.
•Channel Expansion into Direct-to-Consumer Wellness Market with a Leading and Proven Brand. Hiya currently holds a leading position in children’s Vitamins, Minerals & Supplements brand sales in the United Statesⁱ and has a clear pathway and strong growth strategy to become the #1 children’s wellness platform through new product introductions, channel expansion, and geographic expansion. Hiya’s commitment to being the most trusted and preferred brand for wellness products in the 0-18 age range is an additive category for the Company and is complimentary to USANA’s vision of the healthiest family on Earth.
•Expands the Company’s United States Operations. The transaction meaningfully expands and diversifies the Company’s revenue mix as Hiya’s net sales are generated in the United States through their direct-to-consumer subscription model, with plans to enter other sales channels. This will allow USANA to reach a broader audience of health-conscious consumers to grow the enterprise’s overall customer base.

ⁱ Source: Nielsen

Transaction Highlights
•The Company made an initial cash investment of approximately $205 million (subject to customary closing and post-closing purchase price adjustments) in exchange for a 78.8% ownership stake in Hiya.
•Transaction structure includes a put/call feature that provides for USANA’s acquisition of the remaining rollover equity at a pre-negotiated valuation scale, which is based on Hiya’s financial performance.
•The transaction was financed with $200 million cash on hand with the balance covered by the Company’s existing credit facility.

BofA Securities acted as exclusive financial advisor to the Company in connection with the transaction. Wilson Sonsini Goodrich & Rosati, P.C. served as the Company’s legal advisor. William Hood & Company, LLC acted as exclusive financial advisor to Hiya. Bodman PLC acted as Hiya’s legal advisor.

Conference Call
The Company will provide a supplemental presentation and discuss the transaction on a conference call on Monday, December 23, 2024 at 5:00 PM Eastern Time. The supplemental presentation and live audio webcast of the conference call will be available on the Company’s investor relations website at http://ir.usana.com.

Non-GAAP Financial Measures
This press release contains the non-GAAP financial measure LTM adjusted EBITDA of Hiya. Adjusted EBITDA is a Non-GAAP financial measure of earnings before interest, taxes,

depreciation, and amortization that also excludes certain adjustments as indicated below in the reconciliation from net income.

The Company prepares its financial statements using U.S. generally accepted accounting principles (“GAAP”) and investors should not directly compare with or infer relationship from any of the Company’s operating results presented in accordance with GAAP to the LTM adjusted EBITDA of Hiya. We believe that this non-GAAP financial information of Hiya may be helpful to investors as an indication of future cash flow generation. Non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of non-GAAP financial information as a tool for comparison. As a result, the non-GAAP financial information of Hiya is presented for supplemental informational purposes only and should not be considered in isolation from, or as a substitute for financial information presented in accordance with GAAP.

The following is a reconciliation of net income, presented and reported in accordance with GAAP, to Adjusted EBITDA:

(Unaudited)
Last Twelve Months Ended ($000's)
30-Sep-24

Net income	$ 19,416
Definitional Adjustments:
Interest expense	143
Depreciation and amortization	38
Income tax expense	80
EBITDA before Adjustments	19,677

Adjustments to EBITDA:
Transaction expenses and other non-recurring items	760
Non-operational costs	566
Normalizations	321
Timing adjustments	212
Management compensation	142
Adjusted EBITDA	$ 21,678

About USANA
USANA develops and manufactures high-quality nutritional supplements, functional foods and personal care products that are sold directly to Associates and Preferred Customers throughout the United States, Canada, Australia, New Zealand, Hong Kong, China, Japan, Taiwan, South Korea, Singapore, Mexico, Malaysia, the Philippines, the Netherlands, the United Kingdom, Thailand, France, Belgium, Colombia, Indonesia, Germany, Spain, Romania, Italy, and India. More information on USANA can be found at www.usana.com.

About Hiya

Hiya is the leading children's health brand, re-imagining kids' wellness with an inspired range of clean-label products. Offering a delicious and high-quality line of powders and chewables, Hiya is at the forefront of wellness with a focused assortment of better-for-you products. Since its founding in 2020, Hiya has established itself as a trusted name in the industry and is loved by both parents and children with adherence to the highest clean nutrition standards, ingredient transparency, and commitment to continuous improvement through ongoing collaborations with experts. More information on Hiya can be found at www.hiyahealth.com.

Safe Harbor
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, including but not limited to statements that: Hiya is fast growing; the Hiya acquisition will be accretive to USANA’s 2025 adjusted EBITDA, experience net sales growth approaching 30% year-over-year in fiscal 2025, allow USANA to reach a broader audience, generate long-term growth, deliver value for USANA stakeholders, scale the Hiya brand, bring better health to children across the country and the world, enhance USANA’s geographic sales mix and income tax efficiency in the near and long-term, take advantage of synergies, create efficiencies, accelerate growth and profitability, expand and diversify USANA’s revenue mix, grow overall customer base, and strengthen USANA’s overall financial profile; Mr. Litt and Mr. Gillman will continue to lead Hiya through its next phase of growth; Hiya will have a clear pathway and growth strategy to become the #1 children’s wellness platform through new product introductions, channel expansion, and geographic expansion; and other forward-looking statements. These forward-looking statements are based on current plans, expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Words such as “expect,” “vision,” “envision,” “evolving,” “drive,” “anticipate,” “intend,” “maintain,” “should,” “believe,” “continue,” “plan,” “goal,” “opportunity,” “estimate,” “predict,” “may,” “will,” “could,” and “would,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Our actual results could differ materially from those projected in these forward-looking statements, which involve a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control, including: risks that the acquisition disrupts each company’s current plans and operations; the diversion of the attention of the management teams of USANA and Hiya from ongoing business operations; the ability of to retain key personnel of Hiya; the ability to realize the benefits of the acquisition, including efficiencies and cost synergies; the ability to successfully integrate Hiya’s business with USANA’s business, at all or in a timely manner; the amount of the costs, fees, expenses and charges related to the acquisition; global economic conditions generally, including continued inflationary pressure around the world and negative impact on our operating costs, consumer demand and consumer behavior in general; reliance upon our network of independent Associates; risk that our Associate compensation plan, or changes that we make to the compensation plan, will not produce desired results, benefit our business or, in some cases, could harm our business; risk associated with governmental regulation of our products, manufacturing and direct selling business model in the United States, China and other key markets; potential negative effects of deteriorating foreign and/or trade relations between or among the United States, China and other key markets; potential negative effects from geopolitical relations and conflicts around the world, including the Russia-Ukraine conflict and the conflict in Israel; compliance with data privacy and security laws and regulations in our markets around the world; potential negative effects of material breaches of our information technology systems to the extent we experience a material breach; material failures of our information technology systems; adverse publicity risks globally; risks associated with commencing operations in India and future international expansion and operations; uncertainty relating to the fluctuation in U.S. and other international currencies; and the potential for a resurgence of COVID-19, or another pandemic, in any of our markets in the future and any related impact on consumer health, domestic and world economies, including any negative impact on discretionary spending, consumer demand, and consumer behavior in general. The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this press release set forth our beliefs as of the date hereof. We do not undertake any obligation to update any forward-looking statement after the date hereof or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.

Investor contact: Andrew Masuda
Investor Relations
(801) 954-7201
investor.relations@usanainc.com

Media contact: Sarah Searle
(801) 954-7626
media@usanainc.com